Exhibit 10.10

EMLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the 2nd day of February, 2006, by and among Triton Distribution Systems, Inc., a Nevada corporation (the “Company”), and Gregory Lykiardopoulos (“Gregory”).

EXPLANATORY STATEMENT

A.            The Company desires to employ Gregory as provided herein.

B.            Gregory desires to accept such employment upon the terms and conditions set forth herein.

C.            Gregory entered into a Definitive Agreement (the “Definitive Agreement”) as of the date of this Agreement with investors in the Company, a copy of which is attached as Exhibit A and made a part hereof, and Gregory and the Company desire to incorporate the terms and conditions of that agreement in this Agreement.

NOW, THEREFORE, in consideration of the foregoing Explanatory Statement that is made a substantive part of this Agreement and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Employment. The Company hereby employs Gregory and Gregory hereby accepts employment with the Company as it Chief Executive Officer upon the terms and conditions hereinafter set forth.

2.             Duties. Gregory will serve the Company as Chief Executive Officer and President and will faithfully and diligently perform the services and functions relating to such positions or otherwise reasonably incident to such positions, provided that all such services and functions will be reasonable and within Gregory’s area of expertise. Gregory will report directly to the Board of Directors (“Board”). Gregory will have the responsibilities, duties and authorities that are customarily associated with such positions. The Board of Directors may modify Gregory’s duties and objectives at its discretion from time to time. Gregory will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

3.             Term. This Agreement and Gregory’s employment shall commence on the 2nd day of February, 2006 (the “Effective Date”) and shall continue for a term of three years (“Initial Term”) unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Gregory.

4.             Compensation. As compensation for the services rendered to the Company under this Agreement commencing on the Effective Date hereof, Gregory will be paid a base salary of Two Hundred Fifty Thousand dollars ($250,000) per year, payable monthly, in arrears, in two monthly installments or in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the “Salary”). At any time and from time to time, the Salary may be increased if so determined by the Company’s board of directors after a review of Gregory’s performance of his duties hereunder.

5.             Termination. This Agreement will terminate upon the occurrence of any of the following events:

a.                                       The death of Gregory;

b.                                      The “Total Disability” (as hereinafter defined) of Gregory;

c.                                       Written notice to Gregory from the Company of termination for “Cause” (as hereinafter defined);

d.                                      The voluntary termination of this Agreement by either party upon sixty (60) days prior written notice;

e.                                       The later of three (3) years from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

f.                                         Written notice to Gregory from the Company for any reason without “Cause.”

For purposes of Section 5b, the term “Total Disability” means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve (12) months duration or more. The determination shall rest upon the opinion of the physician regularly attending Gregory. If the Company disagrees with said physician’s opinion, the Company may engage at their own expense a physician to examine the Gregory, and Gregory hereby consents to such examination and to waive, if applicable any privilege between the physician and Gregory that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Gregory and the Company.

For purposes of Section 5c, “Cause” means (i) Gregory has failed to substantially perform his duties as reasonably determined by the Board of Directors of the Company, (ii) Gregory engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Gregory has failed to comply with the reasonable directives and policies of the Board of Directors of the Company , or (iv) Gregory breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act.

6.             Benefits. Gregory shall be entitled to participate in any Company benefits as they become available, if at all, including group medical and dental insurance, life insurance, incentive compensation, deferred compensation, stock option plans or other Company programs or plans. At reasonable times and upon prior Company approval, Gregory shall be entitled to three weeks paid vacation per calendar year for each year employed during the term of this Agreement.

7.             Additional Compensation. Specifically subject to Section 9c , Gregory is hereby granted and issued as of the date of this Agreement (the “Grant Date”) warrants (the “Warrants”) to purchase shares of the Company’s Common Stock at a price per share equal to the greater of  $.01 per share or such other amount as is determined by independent appraisal to be the fair market value per share of such Shares as of the Grant Date, with such warrants vesting and becoming  exercisable as follows:

a.             1,500,000 shares at such time that as the Company reports break even or better net operating income according to generally accepted accounting principals (“GAAP”) at the conclusion of any three-month calendar period.

b.             An additional 3,000,000 shares if, on or before December 31, 2007, the Company reports annual EBITDA of $44,000,000 according to GAAP.

c.             An additional 3,000,000 shares, if, on or before December 31, 2008, the Company reports annual EBITDA of $88,000,000 according to GAAP.

For purposes of this Agreement, the term “GAAP” means United States generally accepted accounting principles, consistently applied, adjusted to not account for expensing any equity or options issued for services to GL.

 It is the intent of the Parties that the Warrants to be issued pursuant to this Agreement and the Shares to be issued upon exercise thereof shall not be issued in violation of or subject to taxation under Section 409A of the Internal Revenue Code. In the event of any termination of Gregory’s employment, any Warrants that have not previously been exercised shall immediately terminate. In addition, all Warrants to be granted herein shall be exercisable in accordance with the following and Section 9c below:

a.             If Gregory’s employment is terminated for any reason other than “for Cause” as defined herein, then the unexercised Warrants shall be exercisable for a period of either (i) forty-five (45) days from the termination of Gregory’s employment or (ii) the end of the initial term of this Agreement or any extension thereof; whichever period is later.

b.             If Gregory’s employment by the Company is terminated “for Cause” as defined in this Agreement, then all unexercised Warrants granted to Gregory shall immediately terminate and not be exercisable upon notice of Gregory’s termination of employment “for Cause.”

8.             Business Expenses. Upon submission of proper documentation, the Company shall pay or reimburse Gregory for all reasonable and necessary office, telephone, travel and other expenses which are incurred by Gregory in the pursuit of Gregory’s duties on behalf of the Company.

9.             Non-Competition and Confidentiality.

a.             Non-Competition. The Company and Gregory acknowledge and agree that Gregory’s services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Gregory agrees that during the term of this Agreement and for a period of three (3) years after the termination of this employment by the Company, irrespective of the reason for such termination, Gregory will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company (the “Company”) for the purpose of causing them  to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Gregory will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Gregory’s employment or is engaged at the time of Gregory’s termination of employment, except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company.

b.             Confidentiality.

(1)           Gregory acknowledges that in Gregory’s employment hereunder, Gregory will be making use of, acquiring and adding to the Company’s trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company’s business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company’s clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Gregory acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Gregory agrees that during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Gregory shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Gregory as a result of the Gregory’s employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

(2)           All contracts, agreements, financial books, records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; computer files and records including but not limited to those on any computer hard drives or media, telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Gregory, the services rendered by Gregory, or the business of the Company (collectively, the “Records”) shall at all times be and remain the property of the Company. Upon termination of this Agreement and Gregory’s employment under this Agreement for any reason whatsoever, Gregory shall return to the Company all Records (whether furnished by the Company or prepared by Gregory), and Gregory shall neither make nor retain any copies of any of such Records after such termination.

(3)           All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Gregory while employed by the Company and within one year thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Gregory’s employment by the Company will be disclosed promptly by Gregory to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Gregory and covered by this Section 9b(3) shall be deemed to be works for hire. Gregory shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

c.             Certain Claims Upon Termination. Gregory understands that if within one year from the date of this Agreement Gregory has either (i) committed an act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation, or breach of fiduciary duty against the Company or any other act of comparable misconduct against the Company; or (ii) engaged in conduct constituting “Cause” as defined in Section 5 of this Agreement, then the Company shall have the right to purchase any or all shares of Common Stock of the Company owned by Gregory at the time of such termination for a purchase price equal to the amount that Gregory paid for such shares together with interest thereon at ten percent (10%) per annum. If the Company desires to exercise such right, it shall notify Gregory within 60 days after the date of such termination and Gregory shall tender the shares being purchased by the Company at the time and place designated in such notice from the Company upon receipt of the purchase price for such shares. If Gregory fails to tender such shares, the shares shall be deemed to be canceled as of the date the Company tenders payment of the purchase price thereof.

d.             Enforceability. In the event of the breach of the covenants contained in this Section 9, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys’ fees and expenses as the Company may incur in prosecution of the Company’s claim for breach hereof.

It is hereby agreed that the provisions of this Section 9 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Gregory that the Company has violated or breached this Agreement or any claim that Gregory is entitled to any offset or compensation.

To induce the Company to enter into this Agreement, Gregory represents and warrants to the Company that Section 9 of this Agreement is enforceable by the Company in accordance with its terms.

The parties hereto agree that to the extent that any provision or portion of Section 9 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

10.           Definitive  Agreement. The Definitive  Agreement is incorporated into this Agreement including  Article 4 of the Definitive Agreement .

11.           Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

12.           Notices. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

If to the Company:	Triton Distribution Services, Inc.

If to Gregory:	Gregory Lykiardopoulos

Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient’s fax number and notices by mail shall be deemed delivered when mailed.

13.           Entire Agreement. This Agreement, executed on July 5, 2006 to reflect the agreement of the parties made on and as of February 2, 2006,  and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede and restate all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof except for the Pre-Incorporation Agreement that is incorporated herein by reference.

14.           Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

15.           Governing Law. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Colorado and the State of Colorado shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

16.           Captions. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

17.           Gender and Number. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

18.           Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. A facsimile signature shall be deemed an original signature for all purposes.

IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.

THE COMPANY:
Triton Distribution Systems, Inc.,
a Nevada corporation

By:	/s/ Stephen D. Garland
Stephen D. Garland, Director

GREGORY:

/s/ Gregory Lykiardopoulos
Gregory Lykiardopoulos